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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 26, 1995, which contains an explanatory paragraph related to certain litigation, appearing on pages 60-61 of the AMERCO Annual Report on Form 10-K for the year ended March 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


April 15, 1996

Phoenix, Arizona